UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2015

MAGNEGAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35586	26-0250418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

150 Rainville Road

Tarpon Springs, FL 34689

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (727) 934-3448

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission on January 14, 2015, MagneGas Corporation (the “Company”), entered into a Commercial Contract (the “Agreement”), effective as of January 12, to sell its facility located at 1500 Rainville Road, Tarpon Springs, FL 34689. Jay Coleman, Inc. (the “Buyer”) had agreed to buy the facility for $675,000.

On February 27, the Company and the Buyer entered into an addendum to the Agreement whereby the parties agreed, among other items, to lower the purchase price to $450,000. The parties agreed to this lower price due to improvements that need to be made to the facility that were discovered during the due diligence period. The closing date is March 31. The foregoing description of the terms of the February 27 addendum to the Agreement is qualified in its entirety by reference to the provisions of the February 27 addendum to the Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

In addition, on January 21, the Company and the Buyer entered into an addendum to the Agreement with regard to the Due Diligence Period and the Closing Date. This was not a material addendum, however, the Company is filing it as Exhibit 10.2 to this Current Report on Form 8-K so that the entire Agreement is disclosed. The foregoing description of the terms of the January 21 addendum to the Agreement is qualified in its entirety by reference to the provisions of the January 21 addendum to the Agreement filed as Exhibit 10.2, which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 10.1	Second Addendum to Contract, dated February 27, 2015.

Exhibit 10.2	Addendum to Contract, dated January 21, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNEGAS CORPORATION

Date: March 5, 2015	By:	/s/ Ermanno Santilli
Ermanno Santilli
Chief Executive Officer